UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 9, 2006

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 871-1800

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review	1

Item 8.01 Other Events	2
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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
     (a) On October 12, 2006, Ixia (the “Company”) issued a press release announcing that the Company’s management, under the direction of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), was conducting an accounting review related to revenue recognition with respect to the Company’s software upgrade and support practices and the potential impact of such practices on the Company’s previously reported financial results. A copy of the press release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on October 12, 2006.
     On November 9, 2006 and as a result of the findings to date in the accounting review, the Company’s management recommended to the Audit Committee that the Company restate its financial statements in connection with certain implied post contract customer support and maintenance (“PCS”) obligations as described below in this Item 4.02. Based on management’s recommendation and on a review and analysis of the findings to date in the accounting review, on November 9, 2006, the Audit Committee concurred with the recommendation of the Company’s management and concluded that the Company should restate its financial statements for (i) the year ended December 31, 2003, (ii) the year ended December 31, 2004 and each of the quarters and year-to-date periods therein, (iii) the year ended December 31, 2005 and each of the quarters and year-to-date periods therein, and (iv) the quarter ended March 31, 2006 and the quarter ended June 30, 2006 and the year-to-date period therein, as well as the Company’s selected financial data for the years 2001 through 2005 as set forth in Items 6 and 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 Form 10-K”). Therefore, the Company’s previously issued financial statements for such periods should no longer be relied upon. The Company intends to effect the restatement through the filing, as soon as practicable following completion of the accounting review, of amendments to the Company’s 2005 Form 10-K and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006. The Company concluded that a restatement is required because the required adjustments relating to implied PCS obligations would be material on an aggregate basis and to one or more individual reporting periods.
     In the course of the accounting review, the Company has determined that it provided software upgrades and support for products for which the Company’s initial PCS period had expired, thereby creating implied PCS obligations for those products that extended beyond the contractual PCS period. The Company determined that the implied PCS obligations should have resulted in an additional deferral of revenue when the products were initially shipped. Specifically, the Company has concluded that American Institute of Certified Public Accountants Statement of Position 97-2, Software Revenue Recognition (“SOP 97-2”), requires that the Company re-allocate certain previously reported product revenues, which revenues have generally been recognized at the time of product shipment, to implied PCS revenues, which revenues are required to be recognized over the multi-year period during which the implied PCS obligations are in effect (such multi-year period would typically begin 12 months after the date of product shipment). The Company’s previous practice was to allocate revenue to PCS only for the initial contractual 12 months of PCS provided by the Company with each software product sale.

     The Company cannot at this time estimate the impact of the re-allocations on any previously issued financial statements for any individual reporting period. The restatement adjustments are not expected to affect the total revenue ultimately to be earned, or the amount or timing of cash to be received, from individual sales transactions. Rather, the restatement adjustments allocate, and then defer, a portion of the total revenue from an individual sales transaction to the implied PCS. This deferred revenue amount is recognized as non-cash revenue subsequent to the period of the sales transaction over the term of the implied PCS. Therefore, while the restatement adjustments will impact previously reported revenue and operating results for individual prior periods, the restatement adjustments are not expected to affect the Company’s liquidity or cash flow for any prior period.
     In addition, in connection with the Company’s continuing review of its software upgrade and support practices and related implied PCS obligations, it is possible that the Company will identify additional issues which may require further adjustments to the Company’s financial statements for one or more prior fiscal years or periods.
     In connection with the Company’s evaluation of the restatement described above, management has concluded that the restatement is the result of a previously unidentified material weakness in the Company’s internal control over financial reporting that existed as of December 31, 2005. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a misstatement of the annual or interim financial statements will not be prevented or detected.
     As of December 31, 2005, the Company did not maintain effective controls over the completeness or accuracy of revenue reporting. Specifically, the Company did not maintain effective controls to ensure that (i) the provision of software upgrades and support after the initial contractual PCS period (generally 12 months) was limited to customers that had purchased extended PCS contracts or (ii) the circumstances under which the Company provided software upgrades and support to its customers were adequately identified and reviewed to ensure the proper recognition of revenue in accordance with generally accepted accounting principles. This control deficiency resulted in the restatement of the Company’s financial statements as referred to above. Because of this material weakness, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2005. Management’s Report on Internal Control over Financial Reporting as originally filed in the Company’s 2005 Form 10-K should therefore no longer be relied upon. Management has not yet finalized its assessment of internal control over financial reporting related to the matters described above, and, accordingly, the Company may identify additional material weaknesses. Management has also determined that the Company’s disclosure controls and procedures also were ineffective as of December 31, 2005, March 31, 2006 and June 30, 2006 due to the material weakness described above. In addition, the Company expects to report that its disclosure controls and procedures were ineffective as of September 30, 2006.

     Management and the Audit Committee have discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Item 4.02(a).
Item 8.01 Other Events
     Form 12b-25
     As a result of the Company’s ongoing review and analysis of accounting matters as described in Item 4.02(a) of this Current Report on Form 8-K, the Company could not file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 (the “Third Quarter 2006 Form 10-Q”) by the prescribed due date of November 9, 2006. The Company will therefore file with the Commission on November 13, 2006 a Form 12b-25 Notification of Late Filing (the “Form 12b-25”) indicating that the Third Quarter 2006 Form 10-Q cannot be timely filed. The Form 12b-25 will indicate that the Company does not believe that it will be in a position to file the Third Quarter 2006 Form 10-Q by November 14, 2006, but that it is working expeditiously to file the Third Quarter 2006 Form 10-Q with the Commission as soon thereafter as possible.
     Nasdaq Stock Market Listing
     Nasdaq Marketplace Rule 4310(c)(14) requires that the Company make, on a timely basis, all filings with the Commission required by the Securities Exchange Act of 1934, as amended. As a result of the Company’s inability to timely file the Third Quarter 2006 Form 10-Q as described above, the Company anticipates that The Nasdaq Stock Market (“Nasdaq”) will notify the Company that it is not in compliance with Rule 4310(c)(14) and that Nasdaq intends to delist the Company’s Common Stock from the Nasdaq Global Select Market. In the event of such notice, the Company intends to request that Nasdaq grant to the Company an extension in which to comply with the Rule 4310(c)(14) listing requirement.
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Current Report on Form 8-K are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from the Company’s current expectations include, in addition to those identified in the Company’s 2005 Form 10-K and in its other filings with the Commission, the final amounts of the adjustments described above and any adjustments in the Company’s historical financial statements in addition to those described above; the ramifications of the Company’s inability to file the Third Quarter 2006 Form 10-Q with the Commission on a timely basis; and any failure by the Company to comply with the listing requirements of Nasdaq. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia
Dated: November 13, 2006	By:	/s/ Errol Ginsberg
Errol Ginsberg
President and Chief Executive Officer

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